Exhibit 21.1

EXHIBIT 21.1 PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

AK Chemie GmbH (Germany)

Alcor Chemie AG (Switzerland)

Alcor Chemie Vertriebs GmbH (Switzerland)

Aroma Fine Chemicals Limited (U.K.)

Associated Octel Company (South Africa) (PTY) Limited (South Africa)

Innospec Developments Limited (U.K.)

Innospec Environmental Limited (U.K.)

Innospec Finance Limited (U.K.)

Innospec France SA (France)

Innospec Fuel Specialties LLC (USA)

Innospec International Limited (U.K.)

Innospec Leuna GmbH (Germany)

Innospec Limited (U.K.)

Innospec Performance Chemicals US Co. (USA)

Innospec Sweden AB (Sweden)

Innospec Valvemaster Limited (U.K.)

Novoktan GmbH (Germany)

Octel Innovations Limited (U.K.)

Octel Italia SRL (Italy)